Exhibit 10.16

                 [FORM OF] INCENTIVE STOCK OPTION AGREEMENT
                                   UNDER
                            TOKHEIM CORPORATION
                           MANAGEMENT OPTION PLAN

           This Incentive Stock Option Agreement (the "Option Agreement") is made and entered into as of [insert date] (the "Date of Grant"), by and between Tokheim Corporation, a Indiana corporation (the "Company"), and [optionee] (the "Optionee"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's Management Option Plan (the "Option Plan"). The Option is intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the foregoing, the Option will not qualify as an Incentive Stock Option, among other events, (i) if the Optionee disposes of the Option Shares (defined below) acquired pursuant to the Option at any time during the two year period following the date of this Agreement or the one year period following the date on which the Option is exercised, or (ii) if the Optionee is not employed by the Company or a subsidiary of the Company within the meaning of Section 424 of the Code (a "Subsidiary") at all times during the period beginning on the date of this Agreement and ending on the day three months before the date of exercise of the Option, or (iii) to the extent the aggregate fair market value (determined as of the time the Option is granted) of the stock subject to Incentive Stock Options which become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option.


           1. Number of Shares. The Company hereby grants to the Optionee an option (this "Option") to purchase [insert number] Shares (the "Option Shares") at an Exercise Price per Share of $[insert price], subject to all of the terms and conditions of this Option Agreement and the Option Plan.

           2. Option Term. The term of the Option and of this Option Agreement (the "Option Term") shall commence on the Date of Grant set forth above and, unless the Option is previously terminated pursuant to Section 5 below, shall terminate upon the tenth anniversary of the Date of Grant (the "Expiration Date"). As of the Expiration Date, all rights of the Optionee hereunder shall terminate.


           3.   Conditions of Exercise.

                (a) Subject to Section 5 below, the Option shall become vested and exercisable in equal installments over a three year period on each anniversary of the Date of Grant as follows:

           (1)  1st  anniversary: 1/3 of the Option Shares
           (2)  2nd anniversary:  an additional 1/3 of the Option Shares
           (3)  3rd anniversary:  an additional 1/3 of the Option Shares.

                (b) Prior to the Expiration Date, this Option may be exercised in whole or in part at any time as to Option Shares which have vested; provided that, in the event the Optionee terminates employment or service with the Company or Subsidiary, from and after such Termination Date (as defined in Section 5 below), this Option may be exercised only with respect to Option Shares that have vested as of the Termination Date. This Option may not be exercised for a fraction of a share.

           4.   Method of Exercise of Option.

                (a) The Option may be exercised by delivering to the Company an executed stock option exercise notice in the form approved by the Administrator from time to time (the "Exercise Notice"), which shall set forth, inter alia, (i) the Optionee's election to exercise the Option,
 (ii) the number of Shares being purchased and (iii) any representations, warranties and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, and payment in full of the aggregate Exercise Price of the shares being purchased.

                (b) The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities law, as they are in effect on the date of exercise.

                (c) Payment of the aggregate Exercise Price for Option Shares being purchased and any applicable withholding taxes may be made
 (i) in cash or by check, (ii) at the discretion of the Administrator, by means of a cashless exercise procedure either through a broker or through withholding of Shares otherwise issuable upon exercise of the Option, (iii) at the discretion of the Administrator, in the form of unrestricted Shares already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised.

           5. Effect of Termination of Employment or Service. Upon the termination of the Optionee's employment with the Company or Subsidiary under any circumstances, the Option shall immediately terminate as to any Option Shares that have not previously vested as of the date of such termination (the "Termination Date"). Any portion of the Option that has vested as of the Termination Date shall be exercisable in whole or in part for a period of 30 days following the Termination Date unless the termination is by the Company for Cause; provided that, in the event of termination by reason of the Optionee's death or Disability or in the event of the Optionee's death during such 30-day period, such exercise period shall extend until the date that is six months from the Termination Date; provided, further, that in no event may the Option be exercised after the Expiration Date. Upon expiration of such 30-day or six-month period, as applicable, any unexercised portion of the Option shall terminate in full. If the Optionee's employment is terminated by the Company for Cause, no portion of the Option may be exercised following the Termination Date.


           6. Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Optionee, in the discretion of the Administrator. The Administrator shall follow the written policy of the Company (if any) as it may be in effect from time to time, with regard to such matters.

           7. Adjustments; Change in Control. In the event of a Change in Capitalization, a substitution or proportionate adjustment shall be made in the kind, number and/or option price of shares of stock or other property subject to outstanding Options granted under the Option Plan, as set forth in Section 5 of the Option Plan. If during the one-year period following a Change in Control, the employment or service of the Optionee is terminated by reason of a Qualifying Termination, this Option shall become fully and immediately exercisable.

           8. Nontransferability of Option. Except under the laws of descent and distribution (including by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant), the Optionee shall not be permitted to sell, transfer, pledge or assign the Option and this Option Agreement and the Option shall be exercisable, during the Optionee's lifetime, only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

           9. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

      If to Company:       Tokheim Corporation
                           10501 Corporate Drive
                           Fort Wayne, Indiana 46845
                           Facsimile: (219) 484-1110
                           Attn:  Secretary

      If to the Optionee: [Optionee]
                          [address]
                          Facsimile: [o]

           Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

           10. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Optionee furnish a written representation that he or she is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public. [The Optionee hereby represents and warrants that he or she understands that the Option Shares are "restricted securities," as defined in Rule 144 under the Securities Act, and that any resale of the Option Shares must be in compliance with the registration requirements of the Securities Act, or an exemption therefrom, and with the requirements of any applicable "blue sky" laws. Each certificate representing Option Shares shall bear the legends set forth below and any other legends that may be required by the Company or by any federal or state securities laws:

           THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES THEREUNDER, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM.

           THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIO NS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEES. SUCH TRANSFER RESTRICTIO NS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREE S OF THESE SHARES.]

           Further, if the Company decides, in its sole discretion, that the listing or qualification of the Option Shares under any securities or other applicable law is necessary or desirable, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company.

           11. No Obligation to Register Option Shares. The Company shall be under no obligation to register the Option Shares pursuant to the Securities Act or any other federal or state securities laws.

           12. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the By-Laws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

           13. Withholding Requirements. The Company's obligations under this Option Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Optionee. With the approval of the Administrator, the Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

           14. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.


           15. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of [bullet] without regard to its principles of conflict of laws.

           16. Incorporation of Option Plan. The Option Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Option Plan.

           17. Amendments. This Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

           18. Rights as a Stockholder. Neither the Optionee nor any of the Optionee's successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to the Option until the date of issuance of a stock certificate for such Shares.

           19. Agreement Not a Contract for Services. Neither the Option Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Option Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

           20. Authority of the Board. The Board shall have full authority to interpret and construe the terms of the Option Plan and this Option Agreement. The determination of the Board as to any such matter of interpretation or construction shall be final, binding and conclusive.

           21. Acceptance. The Optionee hereby acknowledges receipt of a copy of the Option Plan and this Option Agreement. The Optionee has read and understand the terms and provision thereof, and accepts the Option subject to all the terms and conditions of the Option Plan and this Agreement.



           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

                                        TOKHEIM CORPORATION


                                        By
                                            -----------------------------
                                        Name
                                            -----------------------------
                                        Title
                                            -----------------------------

                                        -----------------------------------
                                        Optionee